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                                                                 Exhibit 10.2


                            Forward Industries, Inc.
                            1801 Green Road, Suite E
                          Pompano Beach, Florida 33064



                                                             January 30, 2001

Mr. Jerome E. Ball
20583 Links Circle
Boca Raton, Florida 33434

Dear Jerry:

         In view of the relocation of the Company's principal executive offices to Florida, and the Company's desire to maintain an apartment for use in connection with Company business in the New York area, this letter will confirm our understanding that as of January 1, 2001 you shall assign to the Company and the Company will assume and agree to pay directly all of your obligations as the tenant under that certain lease with Glenwood Management (the "Landlord") of real property located at 300 East 56th Street, Apt. 18J, New York, New York (the "Lease"); provided, however that the security deposit (the "Security Deposit") paid by you under the Lease shall remain with the Landlord for the benefit of the Company. Upon the earlier of termination of the Lease or termination of your employment by the Company, the Company shall pay to you the Security Deposit. In addition, you will provide a guarantee of the Company's obligation under the Lease as requested by the Landlord. For so long as the Company is the assignee under the Lease, the leased premises will be available for use by you on a first-priority basis when traveling to the New York area on Company business and to meet with the Company's accountants and legal counsel, both of whom are located in New York.

         If the foregoing correctly reflects your understanding with respect to the Lease, please sign in the space indicated below.

                                                  Very truly yours,

                                                  FORWARD INDUSTRIES, INC.


                                                  By:/s/______________________
ACCEPTED AND AGREED:                                    Michael M. Schiffmann
                                                        President


/s/__________________________
   Jerome E. Ball